UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

FATHOM DIGITAL MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39994	42-0023833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Walnut Ridge Drive

Hartland, WI

(Address of principal executive offices)

(262)-4367-8254

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	FATH	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of the chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2023 (“Effective Date”), the Board of Directors (“Board”) of Fathom Digital Manufacturing Corporation (the “Company”) appointed Carey Chen as the Chief Executive Officer (“CEO”) of the Company, effective immediately. Mr. Chen will also remain a member of the Board. Mr. Chen will succeed Ryan Martin, who is no longer serving as the Company’s Chief Executive Officer or as a member of the Board as of the Effective Date. Mr. Martin’s last day of employment shall be October 31, 2023. The Company issued a press release on October 23, 2023 announcing Mr. Chen’s appointment, a copy of which is furnished as Exhibit 99.1 hereto.

Mr. Chen, age 50, has served as a member of the Board since the Company became publicly-listed in 2021. He served as a director of the company’s predecessor companies dating back to 2019. Mr. Chen has also served as President of Altix Corporation, a management consulting firm serving a broad array of industrial manufacturing companies, since January 2023, and previously served as Chief Executive Officer of Cadrex Manufacturing Solutions and Chief Executive Officer of Incodema Holdings LLC, and as Executive Chairman and President of Cincinnati Incorporated. Mr. Chen earned an MBA from the University of Illinois at Urbana-Champaign and a BS in Applied Mathematics from the University of California at Los Angeles.

In connection with Mr. Chen’s appointment as CEO, the Company simultaneously entered into an offer letter agreement (the “Offer Letter”) with Mr. Chen, effective as of the Effective Date. The Offer Letter and the compensation package contained therein were approved by the Board, which worked with the Company’s compensation consultant to design a competitive compensation framework to align Mr. Chen’s compensation with the creation of shareholder value and the achievement of the Company’s next stage of growth. The key terms of the Offer Letter are set forth below.

Mr. Chen will receive an initial base salary of $500,000 and, starting in 2024, an initial target annual bonus opportunity of 100% of base salary, the latter subject to the terms and conditions of the Company’s annual bonus plan. Mr. Chen will be eligible to participate in the Company’s 2021 Omnibus Incentive Plan, as may be amended from time to time (the “Omnibus Plan”), starting in 2024 with an initial target award opportunity equal to 200% of base salary. The form of incentive equity awards and applicable vesting conditions will be determined by the Compensation Committee of the Board (the “Committee”) or the Board in its sole discretion, and the awards will be subject to the terms and conditions of the Omnibus Plan and any applicable award agreements.

In connection with his appointment and as an inducement material to his entering into the Offer Letter and commencing employment with the Company, Mr. Chen will be granted the following inducement incentives on the Effective Date: (i) a sign-on cash bonus of $100,000, payable in four equal quarterly installments subject to Mr. Chen’s continued service through each payment date (the “Cash Sign-On Bonus”), (ii) a sign-on award of 151,515 time-vesting restricted stock units (“RSUs”), with a value of $500,000; and (iii) a sign-on award of 104,911 performance-vesting RSUs (“PSUs”), with a value of $500,000.

The Cash Sign-On Bonus must be repaid if Mr. Chen’s employment terminates for any reason other than by a Company-initiated termination without “cause” prior to the one-year anniversary of the Effective Date. The equity-based inducement awards will be issued outside of the Omnibus Plan, in accordance with NYSE Listing Rule 303A.03, but will be subject to substantially the same terms as awards made under such plan. The number of RSUs was determined by taking the award’s $500,000 grant value and dividing it by the closing stock price of one share of the Company’s common stock as of the trading day immediately preceding the Effective Date. The RSU award will vest on the third anniversary of the Effective Date, subject to Mr. Chen’s continued service through such vesting date. The PSU award will vest in six tranches, with each tranche subject to (i) the Company attaining the stock price growth hurdle during the relevant performance period for each tranche (as illustrated below), and (ii) Mr. Chen’s continued service through the later of (x) the fourth anniversary of the Effective Date and (y) the date on which a particular tranche’s stock price growth hurdle is attained, subject to certification of the Committee.

PSU Stock Price Growth Hurdles

Performance Goal Tranche	Portion of PSUs Vesting	Value to be Delivered at Each Stock Price Hurdle	Stock Price Hurdle (determined using a baseline stock price of $3.30(a))(b)	Stock Price Growth(b)	Number of Shares Potentially Earnable Upon Achievement of Stock Price Hurdle(c)	Performance Period
1	1/6th	$83,333.33	$4.13	25%	20,202	Within 2 years of the Effective Date
2	1/6th	$83,333.33	$4.39	33%	18,987
3	1/6th	$83,333.33	$4.69	42%	17,783	Within 3 years of the Effective Date
4	1/6th	$83,333.33	$4.95	50%	16,835	Within 4 years of the Effective Date
5	1/6th	$83,333.33	$5.21	58%	15,983
6	1/6th	$83,333.33	$5.51	67%	15,121	Within 5 years of the Effective Date

				TOTAL PSUs	104,911

(a)	The baseline stock price is $3.30, representing the closing price of one share of the Company’s common stock as of the trading day immediately preceding the Effective Date.
(b)

Each Stock Price Hurdle relates to one tranche of the PSU award and represents a percentage of Stock Price Growth as compared to the baseline stock price. For a tranche of PSUs to vest, the Company must achieve the tranche’s Stock Price Hurdle within the tranche’s Performance Period, as set forth in the above table. Whether the Stock Price Hurdle has been achieved is determined by calculating the trailing 30 business day average of the closing stock price of one share of Company common stock as of any measurement date that falls within the applicable Performance Period (“Average Stock Price”). For the avoidance of doubt, the first measurement date cannot occur until at least 30 business days have elapsed from the Effective Date.

If the Average Stock Price equals or exceeds the Share Price Hurdle, the performance goal for the corresponding PSU tranche has been achieved, subject to certification by the Committee and the other vesting conditions set forth above, and the terms and conditions of the award agreement and Omnibus Plan.

(c)

Number of shares earnable pursuant to the PSU award determined by taking the award’s grant value of $500,000 and dividing it evenly across all six tranches, resulting in a per-tranche value of $83,333.33. Then, take the per-tranche value and divide it by the Stock Price Hurdle to get the number of shares of Company common stock earnable with respect to the tranche.

Mr. Chen will be eligible to participate in the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”) as a “Tier 1” executive, making him eligible for certain severance benefits if the Company terminates him without “cause” or if he resigns for “good reason” (each as defined in the Severance Plan), subject to his execution and nonrevocation of a general release in favor of the Company. Mr. Chen will also be eligible to participate in other benefit plans generally offered to Company senior executives and to receive a relocation expense reimbursement benefit of up to $100,000 offered in connection with Mr. Chen’s relocation to the Company’s headquarters in Hartland, Wisconsin.

The descriptions of Mr. Chen’s compensation terms, equity-based inducement awards and severance benefits are just a summary and are qualified in their entirety by reference to the Offer Letter, RSU award agreement, PSU award agreement and Severance Plan, which are filed as Exhibits 10.1 through 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Mr. Chen was not appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Chen and any director or executive officer of the Company and Mr. Chen does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1#	Letter agreement regarding terms of employment dated October 23, 2023 by and between Fathom Digital Manufacturing Corporation and Carey Chen (filed herewith).

10.2#	Restricted Stock Unit Award Agreement (Inducement) dated October 23, 2023 by and between Fathom Digital Manufacturing Corporation and Carey Chen (filed herewith).

10.3#	Performance Stock Unit Award Agreement (Inducement) dated October 23, 2023 by and between Fathom Digital Manufacturing Corporation and Carey Chen (filed herewith).

10.4#	Fathom Digital Manufacturing Corporation Executive Severance and Change in Control Plan (incorporated by reference to Exhibit 10.14 to Fathom’s Current Report on Form 8-K filed with the SEC on December 30, 2021).

99.1**	Press Release dated October 23, 2023 (filed herewith).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBR document

**

The information in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

#	Indicates a management plan or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FATHOM DIGITAL MANUFACTURING CORPORATION (registrant)

Date: October 23, 2023	By:	/s/ Mark Frost
	Name:	Mark Frost
	Title:	Chief Financial Officer